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                          AGREEMENT AND PLAN OF MERGER

                                      among

                            NIXXO TECHNOLOGIES, INC.
                            a California corporation,

                              HARMONY TRADING CORP.
                             a New York corporation,

                                       and

                          NIXXO ACQUISITION CORPORATION
                            a California corporation

                           --------------------------

                                NOVEMBER 17, 2000

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

                                TABLE OF CONTENTS

SECTION                                                                   PAGE

ARTICLE I   DEFINITIONS....................................................1

ARTICLE II  PLAN OF MERGER.................................................9
      2.1. The Merger .....................................................9
      2.2. Effective Time..................................................9
      2.3. Articles of Incorporation and Bylaws............................9
      2.4. Directors and Officers.........................................10
      2.5. Conversion or Cancellation of Nixxo Shares.....................10
      2.6. Exchange of Merged Company Shares..............................10
      2.7. Options and Warrants...........................................11
      2.8. Adjustments....................................................12
      2.9. Merger Subsidiary Capital Stock................................12
      2.10. No Further Transfer of Shares.................................13
      2.11. Dissenting Shares ............................................13

ARTICLE III [RESERVED]  ..................................................13

ARTICLE IV THE CLOSING ...................................................13
      4.1. Location, Date.................................................13
      4.2. Deliveries.....................................................13

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF HARMONY.....................14
      5.1. Corporate......................................................14
      5.2. Authorization..................................................14
      5.3. Validity of Contemplated Transactions..........................14
      5.4. Capitalization and Stock Ownership.............................15
      5.5. Harmony SEC Reports; Financial Statements......................15
      5.6. No Violations..................................................15
      5.7. Ownership of Merger Subsidiary; No Prior Activities............16
      5.8. Taxes..........................................................16
      5.9. Title to Assets and Related Matters............................17
      5.10. Real Property.................................................17
      5.11. Contracts and Commitments.....................................17
      5.12. Legal Proceedings; Compliance with Law; Governmental Permits..17
      5.13. Employee Relations............................................18
      5.14. ERISA.........................................................18
      5.15. Patents, Trademarks, Etc......................................19
      5.16. Absence of Certain Changes....................................20
      5.17. Corporate Records.............................................21
      5.18. Finder's Fees.................................................21


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      5.19. No Material Misstatements.....................................21
      5.20. Listing.......................................................21

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF NIXXO.......................21
      6.1. Corporate......................................................21
      6.2. Authorization..................................................21
      6.3. Validity of Contemplated Transactions..........................22
      6.4. Capitalization and Stock Ownership.............................22
      6.5. [Reserved].....................................................22
      6.6. No Violations..................................................22
      6.7. Nixxo Financial Statements.....................................23
      6.8. Taxes..........................................................23
      6.9. Title to Assets and Related Matters............................24
      6.10. Real Property.................................................24
      6.11. Contracts and Commitments.....................................24
      6.12. Legal Proceedings; Compliance with Law; Governmental Permits..24
      6.13. Employee Relations............................................25
      6.14. ERISA.........................................................25
      6.15. Patents, Trademarks, etc......................................26
      6.17. Absence of Certain Changes....................................27
      6.18. Corporate Records.............................................28
      6.19. Finder's Fees.................................................28
      6.20. No Material Misstatements.....................................28

ARTICLE VII INVESTMENT INTENT.............................................28
      7.1. Investment Intent..............................................28

ARTICLE VIII  COVENANTS OF THE PARTIES....................................28
      8.1. [Reserved].....................................................28
      8.2. No Solicitation................................................28
      8.3. Notification of Certain Matters................................31
      8.4. Access to Information..........................................31
      8.5. Public Announcements...........................................31
      8.6. Cooperation....................................................31
      8.7. Reorganization.................................................32

ARTICLE IX COVENANTS OF HARMONY...........................................32
      9.1. Operation of the Business......................................32
      9.2. Maintenance of the Assets......................................33
      9.3. Certain Tax Matters............................................33
      9.4. State Anti-Takeover Law........................................34
      9.5. Expenses.......................................................34
      9.6. Harmony Stockholder Meeting....................................34


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

ARTICLE X COVENANTS OF NIXXO..............................................34
      10.1. Operation of the Business.....................................34
      10.2. Nixxo Shareholder Meeting.....................................35
      10.3. Maintenance of the Assets.....................................36
      10.4. Employees and Business Relations..............................36
      10.5. Expenses......................................................36
      10.6. Certain Tax Matters...........................................36
      10.7. State Anti-Takeover Law.......................................36

ARTICLE XI POST CLOSING COVENANTS.........................................36
      11.1. Appointment to the Board of Directors of the Merged Company...36
      11.2. [Reserved]....................................................37
      11.3. Indemnification, Directors' and Officers' Insurance...........37

ARTICLE XII CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES............37
      12.1. Legality......................................................37
      12.2. Fairness Opinion..............................................37
      12.3. Approval by Nixxo Shareholders................................37

ARTICLE XIII [RESERVED]...................................................37

ARTICLE XIV CONDITIONS PRECEDENT TO OBLIGATIONS OF NIXXO..................37
      14.1. Representations and Warranties................................37
      14.2. Agreements, Conditions and Covenants..........................38
      14.3. Certificates..................................................38
      14.4. Required Consents.............................................38
      14.5. Material Adverse Effect.......................................38
      14.6. Ancillary Documents...........................................38
      14.7. Board Recommendation..........................................38
      14.8. Releases from Harmony Board...................................38
      14.9. Financing.....................................................38

ARTICLE XV CONDITIONS PRECEDENT TO OBLIGATIONS OF THE HARMONY
      PARTIES.............................................................38
      15.1. Representations and Warranties................................39
      15.2. Agreements, Conditions and Covenants..........................39
      15.3. Certificates..................................................39
      15.4. Required Consents.............................................39
      15.5. Material Adverse Effect.......................................39
      15.6. Ancillary Documents...........................................39
      15.7. Board Recommendation..........................................39

ARTICLE XVI INDEMNIFICATION...............................................39


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      16.1. Survival of Representations and Warranties....................39
      16.2. Indemnification of Nixxo Indemnified Parties..................40
      16.3. Indemnification of Harmony Indemnified Parties................40
      16.4. Conditions of Indemnification.................................40
      16.5. Remedies Not Exclusive........................................43

ARTICLE XVII  TERMINATION.................................................43
      17.1. Grounds for Termination.......................................43
      17.2. Effect of Termination.........................................45

ARTICLE XVII  GENERAL MATTERS.............................................45
      18.1. [Reserved]....................................................45
      18.2. Contents of Agreement.........................................45
      18.3. Amendment, Parties in Interest, Assignment, Etc...............45
      18.4. Interpretation................................................46
      18.5. Notices.......................................................46
      18.6. Governing Law and Venue.......................................46
      18.7. Counterparts..................................................47
      18.8. Waivers.......................................................47
      18.9. Modification..................................................47
      18.10. Enforcement of Agreement.....................................47
      18.11. Waiver of Jury Trial.........................................47
      18.12. Severability.................................................47

SIGNATURE PAGE............................................................48


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

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is made as of November 17, 2000 by and among Harmony Trading Corp. ("Harmony"), a New York corporation, Nixxo Acquisition Corporation, a California corporation, (the "Merger Subsidiary" and together with Harmony, the "Harmony Parties") and Nixxo Technologies, Inc., a California corporation ("Nixxo"). Harmony, the Merger Subsidiary and Nixxo are individually referred to as a "Party" and collectively referred to herein as the "Parties". Certain other terms are used herein as defined below in Article I or elsewhere in this Agreement.

                                   BACKGROUND

      WHEREAS, this Agreement sets forth the terms and conditions under which the Merger Subsidiary, which is a Wholly-Owned Subsidiary of Harmony, will merge with and into Nixxo (the "Merger"). The Parties intend that upon completion of the Merger, Nixxo will be a Wholly-Owned Subsidiary of Harmony. Immediately at the Effective Time and thereafter, Harmony shall be referred to herein as the "Merged Company".

      WHEREAS, the Parties intend the Merger to be a tax-free reorganization under Section 368 of the Code (as defined) and intend this Agreement to be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code.

      NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise stated herein, all share information gives effect to a three-for-one forward common stock split by Harmony to be effected on or about November 20, 2000.

      "Acquisition Proposal" is defined in Section 8.2(a).

      "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.


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

      "Agreement" means this Agreement and Plan of Merger and the Exhibits and Disclosure Schedules hereto.

      "Articles of Merger" is defined in Section 2.2.

      "Assets" means, with respect to Harmony, the Merger Subsidiary or Nixxo, as shown by the context in which used, all of the assets, properties, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected in such Party's most recent financial statements, that are owned or possessed by such Party and its Subsidiaries, taken as a whole.

      "Assumed Nixxo Option" is defined in Section 2.7(a).

      "Benefit Plan" means all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, severance, incentive, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability, fringe benefit and similar plans, programs, arrangements or practices, including, without limitation, each "employee benefit plan" as defined in Section 3(3) of ERISA.

      "Business" means with respect to any party the entire business and operations of such party taken as a whole.

      "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

      "CGCL" means the California General Corporation Law, as amended.

      "Certificate" is defined in Section 2.6(a).

      "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

      "Claim Notice" is defined in Section 16.4(b).

      "Closing" is defined in Section 4.1.

      "Closing Date" is defined in Section 4.1.

      "Code" means the Internal Revenue Code of 1986, as amended. All citations to provisions of the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments thereto and any substitute or successor provisions thereto.


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

      "Confidentiality Agreement" is defined in Section 8.4(b).

      "Contract" means any written or oral contract, agreement, letter of intent, agreement in principle, lease, instrument or other commitment that is binding on any Person or its property under applicable Law.

      "Conversion Number" is defined in Section 2.5(a).

      "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

      "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority, or any arbitrator that is binding on any Person or its property under applicable Law.

      "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration or a right to receive damages or a payment of penalties.

      "Dissenting Shares" of Nixxo are defined in Sections 2.11.

      "$" means United States dollars.

      "Effective Time" shall mean the time that the Articles of Merger are filed with the California Secretary of State.

      "Election Period" is defined in Section 16.4(b).

      "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

      "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances which does or would (i) require assessment, investigation, abatement, correction, removal or remediation under any Environmental Law, (ii) give rise to any civil or criminal Liability under any Environmental Law, (iii) create or constitute a public or private nuisance or
(iv) constitute a violation of or non-compliance with any Environmental Law.

      "Environmental Law" means all Laws, Court Orders, principles of common law, and permits, licenses, registrations, approvals or other authorizations of any Governmental Authority relating to Hazardous Substances, pollution, protection of the environment or human health.


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

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" is defined in Section 2.6(a).

      "Existing Nixxo Option" is defined in Section 2.7(a).

      "GAAP" means United States generally accepted accounting principles including those set forth: (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) in the statements and pronouncements of the Financial Accounting Standards Board, (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "Governmental Authority" means any federal, state, local, municipal or foreign or other government or governmental agency or body.

      "Governmental Permit" is defined in Section 5.12.

      "Harmony" is defined above in the Preamble.

      "Harmony Balance Sheet" is defined in Section 5.5.

      "Harmony Balance Sheet Date" is defined in Section 5.5.

      "Harmony Benefit Plans" is defined in Section 5.14(a).

      "Harmony Common Stock" means the common stock, par value $0.000333 per share, of Harmony.

      "Harmony Companies" means Harmony and any Harmony Subsidiaries.

      "Harmony Disclosure Schedule" means the Disclosure Schedule containing information relating to Harmony pursuant to Article V and other provisions hereof that has been provided to the other Parties on the date hereof.

      "Harmony Indemnified Party" means Harmony and its Affiliates and each of their respective officers, directors, employees, agents, counsel, each holder of Harmony Common Stock immediately prior to the Effective Time.


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

      "Harmony Indemnified Loss" is defined in Section 16.3.

      "Harmony's knowledge" or "knowledge of Harmony" with reference to any item means that which an executive officer of Harmony actually knows.

      "Harmony Parties" is defined in the Preamble.

      "Harmony Required Consents" is defined in Section 14.4.

      "Harmony SEC Reports" is defined in Section 5.5.

      "Harmony Stockholder" means a recordholder or an outstanding certificate or certificates of Harmony Common Stock as of the applicable date referenced therein.

      "Harmony Stockholder Meeting" is defined in Section 9.6.

      "Harmony Subsidiary" means any Subsidiary of Harmony.

      "Harmony 10-KSB" is defined in Section 5.9.

      "Harmony Welfare Plan" is defined in Section 5.14(f).

      "Hazardous Substances" means any material, waste or substance (including, without limitation, any product) that may or could pose a hazard to the environment or human health or safety including, without limitation, (i) any "hazardous substances" as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. and its implementing regulations, (ii) any "extremely hazardous substance," "hazardous chemical" or "toxic chemical" as those terms are defined by the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.11001 et seq. and its implementing regulations, (iii) any "hazardous waste," as defined under the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq. and its implementing regulations (iv) any "pollutant," as defined under the Water Pollution Control Act, 33 U.S.C. ss.1251 et seq. and its implementing regulations as any of such Laws in clauses (i) through (iv) may be amended from time to time, and (v) any material, substance or waste regulated under any Laws or Court Orders that currently exist or that may be enacted, promulgated or issued in the future by any Governmental Authority concerning protection of the environment, pollution, health or safety or the public welfare.

      "Indemnified Party" shall have the meaning set forth in Section 16.4(b).

      "Indemnifying Party" shall have the meaning set forth in Section 16.4(b).

      "Indemnity Notice" is defined in Section 16.4(e).


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

      "Intellectual Property" means any Copyrights, Patents, Trademarks, technology, licenses, trade secrets, computer software and other intellectual property.

      "knowledge" of any Person with reference to any item means that which such Person actually knows.

      "Law" means any statute, law, ordinance, regulation, order, rule, common law principles or consent agreements of any Governmental Authority, including, without limitation, those covering environmental, energy, safety, health, transportation, bribery, record keeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

      "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person.

      "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

      "Material Adverse Effect", as to the Harmony Parties, means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of Harmony, either as a corporate entity or with its Subsidiaries taken as a whole, as indicated by the context in which used, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise. "Material Adverse Effect", as to Nixxo, means a fact or event which has had or is reasonably likely to have a material adverse effect on the Assets, Business, financial condition or results of operations of Nixxo, and when used with respect to representations, warranties, conditions, covenants or other provisions hereof means the individual effect of the situation to which it relates and also the aggregate effect of all similar situations unless the context indicates otherwise.

      "Merged Company" is defined in the Preamble hereto.

      "Merged Company Common Stock" is defined in Section 2.5(a).

      "Merged Company Shares" is defined in Section 2.5(a).

      "Merged Company Warrant" is defined in Section 2.7(b).

      "Merger" is defined in Section 2.1.

      "Merger Consideration" is defined in Section 2.5(c).

      "Merger Subsidiary" is defined above in the Preamble.

      "NASD" means the national Association of Securities Dealers, Inc.


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

      "NBCL" means the New York Business Corporation Law, as amended.

      "Nixxo" is defined in the Preamble.

      "Nixxo Assets" means the Assets of Nixxo.

      "Nixxo Balance Sheet" is defined in Section 6.7.

      "Nixxo Balance Sheet Date" is defined in Section 6.7.

      "Nixxo Benefit Plan" is defined in Section 6.14(a).

      "Nixxo Business" means the Business of Nixxo.

      "Nixxo Common Stock" means the common stock of Nixxo.

      "Nixxo Disclosure Schedule" means the Disclosure Schedule containing information relating to Nixxo pursuant to Article VI and other provisions hereof that has been provided to the other Parties on the date hereof.

      "Nixxo Financial Statements" is defined in Section 6.7.

      "Nixxo Indemnified Loss" is defined in Section 16.2.

      "Nixxo Indemnified Party" means Nixxo and its Affiliates and each of their respective officers, directors, employees, agents, counsel, each holder of Nixxo Common Stock immediately prior to the Effective Time.

      "Nixxo's knowledge" or "knowledge of Nixxo" with reference to any item means that which an executive officer of Nixxo actually knows.

      "Nixxo Required Consents" is defined in Section 15.4.

      "Nixxo Shareholder" means a recordholder, as of the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented Nixxo Shares.

      "Nixxo Shares" is defined in Section 2.5(a).

      "Nixxo Shareholder Meeting" is defined in Section 10.2.

      "Nixxo Subsidiary" means any Subsidiary of Nixxo.

      "Nixxo Warrant" is defined in Section 2.7(b).


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

      "Nixxo Welfare Plan" is defined in Section 6.14(f).

      "Parties" is defined above in the Preamble.

      "Party Representatives" is defined in Section 8.4(b).

      "Patents" means patents, patent applications, reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions and extensions of any of the foregoing.

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

      "Post-Signing Returns" is defined in Section 9.3.

      "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "Regulation" means any federal, state, local or foreign rule or regulation.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" means any corporation or other legal entity of which Harmony or Nixxo, as the case may be (either above or through or together with any other Subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of directors or other governing body of such corporation or other entity.

      "Surviving Corporation" is defined in Section 2.1.

      "Taxes" means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions, levies and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment, insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any Person with respect to the liability for, or sharing of, Taxes (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign Tax Law) and including any liability for Taxes as a transferee or successor, by Contract or otherwise.

      "Tax Return" means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including, without limitation, estimated Taxes).

      "Termination Date" means January 31, 2001.

      "Third Party Claim" is defined in Section 16.4(b).

      "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

      "Transaction Documents" means this Agreement and the other agreements and documents to be executed in connection with the Transactions.

      "Transactions" means the Merger and the exchange of the Nixxo Shares for the Merged Company Shares and the other transactions contemplated by this Merger Agreement.

      "Wholly-Owned Subsidiary" of any Person means any Subsidiary in which all of the stock or other equity interests is owned, directly or indirectly, by such Person.

                                   ARTICLE II
                                 PLAN OF MERGER

      2.1. THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the NBCL and the CGCL, the Merger Subsidiary shall be merged with and into Nixxo (the "Merger"). Following the Merger, Nixxo shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its existence under the Laws of the State of California, and the separate corporate existence of the Merger Subsidiary shall cease.

      2.2. EFFECTIVE TIME. As soon as practicable, but in any event within one Business Day after the satisfaction or waiver of all conditions to the Merger, the Parties shall file with the Secretary of State of the State of California the agreement of merger and officers' certificates pursuant to CGCL Section 1103 (the "Articles of Merger") in such form as is required by the CGCL. The Merger shall become effective at the Effective Time.

      2.3. ARTICLES OF INCORPORATION AND BYLAWS. The Articles of Incorporation of Nixxo as in effect immediately prior to the Effective Time shall be the initial Articles of Incorporation of the Surviving Corporation. The bylaws of Nixxo as in effect immediately prior to the Effective Time shall be the initial bylaws of the Surviving Corporation.


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

      2.4. DIRECTORS AND OFFICERS. The initial directors of the Surviving Corporation and the Merged Company and the initial chief executive officer of the Surviving Corporation and the Merged Company shall be as the Parties determine prior to the Closing. Such persons shall hold such positions as directors and executive officers until their successors are elected or appointed in accordance with the Articles of Incorporation and the bylaws of the Surviving Corporation and the Certificate of Incorporation and bylaws of the Merged Company.

      2.5. CONVERSION OR CANCELLATION OF NIXXO SHARES.

            (a) Each share of Nixxo Common Stock (a "Nixxo Share") outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the Nixxo Shareholder thereof, be converted into the right to receive Seventy-Three and 9645/10000 (73.9645) (the "Conversion Number") shares (the "Merged Company Shares") of the Merged Company common stock, $0.001 par value per share (the "Merged Company Common Stock"). Each Nixxo Share that, immediately prior to the Effective Time, is held by Nixxo as treasury stock shall be canceled, and no consideration shall be delivered with respect thereto.

            (b) No fractional Merged Company Shares shall be issued in the Merger. Each Nixxo Shareholder who would otherwise be entitled to receive a fractional share of 0.5 or greater shall receive a whole Merged Company Share and each Nixxo Shareholder who would otherwise be entitled to receive a fractional share of less than 0.5 shall not receive an additional whole Merged Company Share.

            (c) The consideration to be received by the Nixxo Shareholders in respect of each Nixxo Share pursuant to this Section 2.5 is hereinafter referred to as the "Merger Consideration."

      2.6. EXCHANGE OF MERGED COMPANY SHARES.

            (a) Prior to the Effective Time, Nixxo shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates that immediately prior to the Effective Time represented Nixxo Shares (the "Certificates") for the Merger Consideration. Promptly after the Effective Time, the Merged Company will send, or will cause the Exchange Agent to send, to each Nixxo Shareholder (other than Nixxo and any Subsidiary of Nixxo) a letter of transmittal for use in such exchange. The Merged Company will deposit with the Exchange Agent in trust for the Nixxo Shareholder the aggregate Merger Consideration to be paid in respect of the Nixxo Shares.

            (b) Each Nixxo Shareholder, upon surrender to the Exchange Agent of a Certificate or Certificates together with a properly completed letter of transmittal covering such Certificates, will be entitled to receive the Merger Consideration payable in respect of the Nixxo Shares formerly represented thereby, after giving effect to any required withholding Tax. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. In no event will a Nixxo Shareholder be entitled to interest on the Merger Consideration.

            (c) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Nixxo Shares formerly represented by the Certificate or Certificates surrendered in exchange for the Merger Consideration, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Nixxo Shares or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

            (d) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section 2.6 that remains unclaimed by the Nixxo Shareholders thirty (30) days after the Effective Time shall be returned to the Merged Company, upon demand, and any such Person who has not exchanged his Certificate or Certificates for the Merger Consideration in accordance with this
Article II prior to that time shall thereafter look only to the Merged Company for payment of the Merger Consideration. Notwithstanding the foregoing, the Merged Company shall not be liable to any Person for any amount paid to a public official pursuant to applicable abandoned property Laws. Any amounts remaining unclaimed under this Article II two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable Law, become the property of the Merged Company free and clear of any claims or interest of any Person previously entitled thereto.

            (e) No dividends or other distributions with respect to securities of the Merged Company constituting part of the Merger Consideration shall be paid to the Nixxo Shareholder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Article II. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Certificates representing the securities of the Merged Company into which such Nixxo Shares were converted are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, less the amount of withholding Taxes which may be required thereon.

            (f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Merged Company, the posting by such person of a bond in such reasonable amount as the Merged Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration provided for, and in accordance with the procedures set forth, in this Article II and, if applicable, any unpaid dividends and distributions with respect to securities of the Merged Company constituting part of the Merger Consideration deliverable with respect thereof pursuant to this Agreement.

      2.7. OPTIONS AND WARRANTS.

            (a) At the Effective Time, the Merged Company shall assume Nixxo's rights and obligations under each of the outstanding stock options previously granted by Nixxo to certain of its employees, directors and consultants that are outstanding immediately prior to the Effective Time (each such stock option existing immediately prior to the Effective Time is referred to herein as an "Existing Nixxo Option" and each such assumed stock option existing immediately after the Effective Time is referred to herein as an "Assumed Nixxo Option"). Under each Assumed Nixxo Option, the optionee shall have the right to receive from the Merged Company, in accordance with the terms and subject to the conditions of the Existing Nixxo Option, the Merger Consideration that such optionee would have been entitled to receive had the optionee exercised his or her Existing Nixxo Option immediately prior to the Effective Time, but only in accordance with the terms and conditions of the Existing Nixxo Option (including payment of the aggregate exercise price thereof). Except as provided in this
Section 2.7(a), the Assumed Nixxo Option shall not give the optionee any additional benefits that the holder thereof did not have under the Existing Nixxo Option; provided, however, that the terms of such Existing Nixxo Options shall govern the vesting thereof, including, if applicable, any vesting of Existing Nixxo Options as a result of the Merger. Each Assumed Nixxo Option shall constitute a continuation of the Existing Nixxo Option, substituting the Merged Company for Nixxo.

            (b) Each of the outstanding common stock purchase warrants previously granted by Nixxo that are outstanding immediately prior to the Effective Time and that does not expire at the Effective Time by the terms thereof (each such warrant existing immediately prior to the Effective Time is referred to herein as a "Nixxo Warrant") shall, by virtue of the Merger and pursuant to the terms of the Nixxo Warrant or with the consent of the majority of the holders thereof, be converted into and exchanged for a common stock purchase warrant of the Merged Company ("Merged Company Warrant") exercisable for the Conversion Number of Merged Company Shares for each share of Merged Company Common Stock for which the Nixxo Warrant is exercisable immediately prior to the Effective Time, at an exercise price per Merged Company Share that has been adjusted in accordance with the terms of the Nixxo Warrant converted hereunder as a result of the Merger. The Merged Company Warrants shall have the terms and conditions of the Nixxo Warrants converted hereunder. At the Effective Time, the Merged Company shall make available to any holders of Nixxo Warrants converted hereunder a new warrant evidencing the Merged Company Warrant.

      2.8. ADJUSTMENTS. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Harmony or Nixxo shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period or any similar event, this Article II shall be appropriately adjusted.

      2.9. MERGER SUBSIDIARY CAPITAL STOCK. Each share of capital stock of the Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger, into one share of common stock of the Surviving Corporation.

      2.10. NO FURTHER TRANSFER OF SHARES. After the Effective Time, there shall be no transfers of Nixxo Shares that were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation for transfer, they shall be canceled and exchanged for the Merger Consideration as provided in this Article II.

      2.11. DISSENTING SHARES. Notwithstanding Section 2.5, the shares of Nixxo Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by Nixxo Shareholders who did not vote in favor of the Merger and who comply with all of the relevant provisions of Chapter 13 of the CGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless and until such Nixxo Shareholders shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the CGCL; and any such Nixxo Shareholder shall have only such rights in respect of the Dissenting Shares owned by them as are provided by Chapter 13 of the CGCL. If any such Nixxo Shareholder shall have waived in writing or failed to perfect or shall have effectively withdrawn or lost such right, such Nixxo Shareholder's Dissenting Shares shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive the Merger Consideration without any interest thereon, pursuant to the terms of Section 2.5. Prior to the Effective Time, Nixxo will not, except with the prior written consent of Harmony, voluntarily make any payment with respect to, or settle or offer to settle, any claim made by the stockholders owning the Dissenting Shares.

                                   ARTICLE III
                                   [RESERVED]

                                   ARTICLE IV
                                   THE CLOSING

      4.1. LOCATION, DATE. The closing for the Transactions (the "Closing") shall be held at the offices of Kaplan Gottbetter & Levenson, LLP in New York, New York at 10:00 a.m. (local time) as promptly as practicable (and in any event within one Business Day) after satisfaction or waiver of the conditions to the consummation of the Transactions set forth in Articles XII, XIV and XV. The date on which the Closing occurs is referred to herein as the "Closing Date."

      4.2. DELIVERIES. At the Closing,

            (a) the Merger Subsidiary and Nixxo shall deliver or cause to be delivered to the Secretary of State of the State of California a duly executed Articles of Merger as required under the CGCL and the Parties shall take all such other and further actions as may be required by the CGCL and NBCL and any other applicable Law to make the Merger effective upon the terms and subject to the conditions hereof; and

            (b) the Parties shall also deliver to each other the respective agreements and other documents and instruments specified with respect to them in Articles XII, XIV and XV.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF HARMONY

      The Harmony Parties, jointly and severally, hereby represent and warrant to Nixxo as follows, except as otherwise set forth in the Harmony Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

      5.1. CORPORATE. Each Harmony Company is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Each Harmony Company is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of each Harmony Company (all of which have been delivered or made available to Nixxo) have been duly adopted and are current, correct and complete. Each Harmony Company has all necessary corporate power and authority to own, lease and operate its part of the Harmony Assets and to carry on its part of the Harmony Business as it is now being conducted.

      5.2. AUTHORIZATION. Each Harmony Company has the requisite corporate power and authority to execute and deliver this Merger Agreement and to perform the Transactions to be performed by it. Such execution, delivery and performance by each Harmony Company has been duly authorized by all necessary corporate action. Each Transaction Document executed and delivered by each Harmony Company as of the date hereof has been duly executed and delivered by such Harmony Company and constitutes a valid and binding obligation of such Harmony Company enforceable against such Harmony Company in accordance with its terms, and any Transaction Document executed and delivered by each Harmony Company after the date hereof will be duly executed and delivered by such Harmony Company and will constitute a valid and binding obligation of such Harmony Company, enforceable against such Harmony Company in accordance with its terms, except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

      5.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with (i) the Securities Act and the Exchange Act and (ii) the filing of the Articles of Merger with the Secretary of State of the State of California, neither the execution and delivery by each Harmony Company of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under,
(a) to Harmony's knowledge, any Law or Court Order to which any Harmony Company is subject, (b) the Charter Documents or bylaws of any Harmony Company, or (c) any Contracts to which any Harmony Company is a party or by which any of the Harmony Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

      5.4. CAPITALIZATION AND STOCK OWNERSHIP. The total authorized capital stock of Harmony consists of (a) 200,000,000 shares of Harmony Common Stock, and
(b) 5,000,000
shares of preferred stock. Of such authorized capital stock, the only issued and outstanding shares on the date hereof are 10,230,000 shares of Harmony Common Stock before giving effect to the private placement contemplated in Section
14.9. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Harmony. All of the issued and outstanding shares of Harmony Common Stock are validly issued fully paid and non-assessable. No options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Merger Subsidiary or any subsidiary thereof.

      5.5. HARMONY SEC REPORTS; FINANCIAL STATEMENTS. Harmony has filed all required forms, reports, statements, schedules and other documents with the SEC since January 1, 1999, including (a) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, (b) all proxy and information statements relating to Harmony's meetings of stockholders (whether annual or special) held since January 1, 1999, (c) its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000, and (d) all other reports or registration statements filed by Harmony with the SEC since January 1, 1999 (collectively, the "Harmony SEC Reports"). Each of such Harmony SEC Reports, at the time it was filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and with the forms and Regulations of the SEC promulgated thereunder, and did not contain at the time filed any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The financial statements, including all related notes and schedules, contained in the Harmony SEC Reports (or incorporated by reference therein) fairly present the consolidated financial position of Harmony as at the respective dates thereof and the consolidated results of operations and cash flows of Harmony for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Harmony as of June 30, 2000 is referred to as the "Harmony Balance Sheet" and the date thereof is referred to as the "Harmony Balance Sheet Date."

      5.6 NO VIOLATIONS

            (a) Neither the execution and delivery of this Agreement by the Harmony Parties nor the consummation of the transactions contemplated hereby, nor compliance by the Harmony Parties with any of the provisions hereof will:
(1) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under any of the terms, conditions or provisions of (x) their respective charters or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation to which the Harmony Parties or any of its subsidiaries or any of its shareholders is a party or to which any of them, or any of their respective properties or assets, may be subject or by which the Harmony Parties are bound; or (2) subject to the statutes and regulations referred to in Section 5.6(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to the Harmony Parties or any of its shareholders or any of their respective properties or assets .

            (b) There is (1) no legal impediment to the Harmony Parties' consummation of the transactions contemplated by this Agreement, and (2) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by the Harmony Parties of the transactions contemplated by this Agreement.

      5.7. OWNERSHIP OF MERGER SUBSIDIARY; NO PRIOR ACTIVITIES. The Merger Subsidiary is a Wholly-Owned Subsidiary of Harmony created solely for the purpose of effecting the Merger. As of the date hereof and the Effective Time, except for Liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and the other Transaction Documents, the Merger Subsidiary has not, nor will not, through the Effective Time, directly or indirectly, through any Subsidiary or Affiliate of Harmony, have any material Liabilities, engage in any material business activities of any type or kind whatsoever or enter into any agreements or arrangements with any Person.

      5.8. TAXES.

            (a) Harmony (i) has filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

            (b) Harmony has duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due.

            (c) No deficiency in respect of any Taxes which has been assessed against Harmony remains unpaid, except for Taxes being contested in good faith, and Harmony has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against Harmony with respect to any Taxes.

            (d) Harmony has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

            (e) There are no liens for Taxes upon any assets of Harmony except for liens for current Taxes not yet due.

            (f) Harmony has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

            (g) Harmony is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            (h) Harmony is not a party to any agreement relating to the allocating or sharing of the payment of, or Liability for, Taxes for any period (or portion thereof).

            (i) To Harmony's knowledge, Harmony has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

      5.9. TITLE TO ASSETS AND RELATED MATTERS. Each Harmony Company has good and marketable title to its part of the Harmony Assets, free from any Encumbrances except (a) items described in any notes to the consolidated financial statements of Harmony contained in Harmony's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Harmony 10-KSB") included in the Harmony SEC Reports, (b) minor matters that would not have a Material Adverse Effect, and (c) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due.

      5.10. REAL PROPERTY. All material real estate leased by any Harmony Company as of the date hereof and used in the operation of the Harmony Business are disclosed in the Harmony SEC Reports. As of the date hereof, none of the Harmony Companies owns any real property.

      5.11. CONTRACTS AND COMMITMENTS. Each Contract providing for payments in excess of $60,000 to which Harmony is a party (i) is legal, valid, binding and enforceable against Harmony except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) Harmony, and to Harmony's knowledge, any other party, is not in Default under any such Contract, other than in the case of (i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

      5.12. LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS. There is no Litigation that is pending or, to Harmony's knowledge, threatened against any Harmony Company that would have a Material Adverse Effect. To Harmony's knowledge, Harmony is and has been in compliance with all applicable Laws, including Environmental Law and applicable securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to any Harmony Company, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to any Harmony Company. No Harmony Company has received any written notice and, to the knowledge of any Harmony Company, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and Harmony has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect. To Harmony's knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by an Harmony Company which is reasonably likely to have a Material Adverse Effect. The Harmony Companies have all material consents, permits, franchises, licenses, concessions, registrations, certificates of occupancy, approvals and other authorizations of Governmental Authorities (collectively, the "Governmental Permits") required in connection with the operation of their respective businesses as now being conducted, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Each Harmony Company has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

      5.13. EMPLOYEE RELATIONS. No Harmony Company is (a) a party to, involved in or, to Harmony's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and no Harmony Company has experienced any work stoppage during the last three years.

      5.14. ERISA.

            (a) Harmony has delivered to Nixxo (i) accurate and complete copies of all Benefit Plans sponsored or maintained by any Harmony Company or under which any Harmony Company may be obligated for its employees, directors or independent contractors ("Harmony Benefit Plans") and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto,
(ii) accurate and complete detailed summaries of all unwritten Harmony Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Harmony Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Harmony Benefit Plans (for which annual reports are required) prepared within the last two years.

            (b) All Harmony Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Harmony Benefit Plans, that could subject any Harmony Company to any material penalty or tax imposed under the Code or ERISA.

            (c) Any Harmony Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Harmony Benefit Plan.

            (d) No Harmony Company has a current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and
(ii) no Harmony Company, nor any entity that has been treated as a single employer with any Harmony Company under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or
Section 412 of the Code.

            (e) There are no pending or, to the knowledge of Harmony, threatened claims by or on behalf of any Harmony Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Harmony Benefit Plans, alleging any breach of fiduciary duty on the part of any Harmony Company or any of the officers, directors or employees of any Harmony Company under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To Harmony's knowledge, the Harmony Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the PBGC. Each Harmony Company has made all required contributions under the Harmony Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

            (f) With respect to any Harmony Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (an "Harmony Welfare Plan"), (i) each Harmony Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an Harmony Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, and (iii) any Harmony Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

            (g) The execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Harmony Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of any Harmony Company.

      5.15. PATENTS, TRADEMARKS, ETC. To Harmony's knowledge, no Harmony Company infringes upon or unlawfully or wrongfully uses any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by Harmony, except for those situations that would not have a Material Adverse Effect. To Harmony's knowledge, the Harmony Companies own or have valid rights to use all

Intellectual Property used in the conduct of their business except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

      5.16. ABSENCE OF CERTAIN CHANGES. Since the Harmony Balance Sheet Date, the Harmony Companies have conducted the Harmony Business in the ordinary course and, as of the date hereof, there has not been:

            (a) any Material Adverse Effect on the Harmony Business;

            (b) any distribution or payment declared or made in respect of Harmony's capital stock by way of dividends, purchase or redemption of shares or otherwise;

            (c) any increase in the compensation payable or to become payable to any current director or officer of any Harmony Company, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any Harmony Benefit Plan;

            (d) any sale, assignment or transfer of any Harmony Assets, or any additions to or transactions involving any Harmony Assets, other than those made in the ordinary course of business or those solely involving the Harmony Companies;

            (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by any Harmony Company;

            (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

            (g) (i) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business or with respect to its Wholly-Owned Subsidiaries; (ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except its Wholly-Owned Subsidiaries; or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

            (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any
(i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or
(v) material change in its capitalization; or

            (j) any change in accounting procedure or practice.

      5.17. CORPORATE RECORDS. The minute books of each Harmony Company contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

      5.18. FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Harmony.

      5.19 NO MATERIAL MISSTATEMENTS. No statement by the Harmony Parties contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact which is necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

      5.20. LISTING. The Harmony Common Stock is listed for quotation on the NASD Over-the-Counter Bulletin Board under the symbol "HRMY". Harmony is in full compliance with the NASD Over-the-Counter Bulletin Board listing maintenance requirements. Since listing the Harmony Common Stock on the NASD Over-the-Counter Bulletin Board, Harmony has not received any notice from the NASD that (i) Harmony is not in full compliance with the NASD Over-the- Counter Bulletin Board listing maintenance requirements or (ii) that Harmony Common Stock may be delisted from the NASD Over-the-Counter Bulletin Board.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF NIXXO

      Nixxo hereby represents and warrants to Harmony as follows, except as otherwise set forth in the Nixxo Disclosure Schedule (items disclosed in one Section of such Schedule shall apply to all other Sections unless specified otherwise):

      6.1. CORPORATE. Nixxo is a corporation duly organized, validly existing and in good standing under the Laws under which it was incorporated. Nixxo is qualified to do business as a foreign corporation in any jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. The Charter Documents and bylaws of Nixxo (all of which have been delivered or made available to Harmony) have been duly adopted and are current, correct and complete. Nixxo has all necessary corporate power and authority to own, lease and operate the Nixxo Assets and to carry on the Nixxo Business as it is now being conducted. Nixxo has no Subsidiaries.

      6.2. AUTHORIZATION. Nixxo has the requisite corporate power and authority to execute and deliver the documents to which it is a party and to perform the Transactions to be performed by it. Such execution, delivery and performance by Nixxo have been duly authorized by all necessary corporate action, other than the approval of this Agreement and consummation of the Merger is subject to the approval of the holders of a majority of the outstanding shares of Nixxo Common Stock, which are the only consents or approvals of holders of Nixxo capital stock required for the consummation of the Transactions. Each Transaction Document executed and delivered by Nixxo as of the date hereof has been duly executed and delivered by Nixxo and constitutes a valid and binding obligation of Nixxo, enforceable against Nixxo in accordance with its terms, and any document executed and delivered by Nixxo after the date hereof will be duly executed and delivered by Nixxo and will constitute a valid and binding obligation of Nixxo, enforceable against Nixxo in accordance with its terms, except as otherwise limited by bankruptcy, insolvency reorganization and other laws affecting creditors rights generally, and except that the remedy of specified performance or other equitable relief is available only at the discretion of the court before which enforcement is sought.

      6.3. VALIDITY OF CONTEMPLATED TRANSACTIONS. Except for compliance with (i) the Securities Act and the Exchange Act and (ii) the filing of the Articles of Merger with the Secretary of State of the State of California, neither the execution and delivery by Nixxo of the respective Transaction Documents to which it is or will be a party, nor the performance of the Transactions to be performed by it, will require any filing, consent or approval under or constitute a Default, or result in a loss of material benefit under, (a) to Nixxo's knowledge, any Law or Court Order to which Nixxo is subject, (b) the Charter Documents or bylaws of Nixxo, (c) any other Contracts to which Nixxo is a party or by which any of the Nixxo Assets may be subject, except for Defaults which would not have a Material Adverse Effect.

      6.4. CAPITALIZATION AND STOCK OWNERSHIP. Of the authorized capital stock of Nixxo, the only issued and outstanding shares on the date hereof are 676,000 shares of Nixxo Common Stock. There are no existing options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) relating to the acquisition of any issued or unissued capital stock or other securities of Nixxo. All of the issued and outstanding shares of Nixxo Common Stock are validly issued, fully paid and non-assessable. No options, warrants, calls, commitments or other rights of any character (including conversion or preemptive rights) will entitle any Person to acquire any securities of the Merger Subsidiary or any subsidiary thereof.

      6.5. [Reserved]

      6.6. NO VIOLATIONS.

            (a) Neither the execution and delivery of this Agreement by Nixxo nor the consummation of the transactions contemplated hereby, nor compliance by Nixxo with any of the provisions hereof will: (1) violate, conflict with, or result in breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under any of the terms, conditions or provisions of (x) its charters or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, agreement, lien, contract or other instrument or obligation to which Nixxo or any of its subsidiaries or any of its shareholders is a party or to which any of them, or any of their respective properties or assets, may be subject or by which Nixxo is bound; or (2) subject to compliance with the statutes and regulations referred to in Section 6.6(b), violate any judgment, ruling, order, writ, injunction, determination, award, decree, statute, ordinance, rule or regulation applicable to Nixxo or any of its shareholders or any of their respective properties or assets.

            (b) There is (1) no legal impediment to Nixxo's consummation of the transactions contemplated by this Agreement, and (2) no filing or registration with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by Nixxo of the transactions contemplated by this Agreement.

      6.7. NIXXO FINANCIAL STATEMENTS. The balance sheet as of June 30, 2000 and related statement of income for the period ending June 30, 2000, including all related notes and schedules (the "Nixxo Financial Statements") delivered to Harmony fairly present the financial position of Nixxo as at the respective dates thereof and the results of operations of Nixxo for the periods indicated in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto) and subject in the case of interim financial statements to normal year-end adjustments and the absence of notes. For purposes of this Agreement, the balance sheet of Nixxo as of June 30, 2000 is referred to as the "Nixxo Balance Sheet" and the date thereof is referred to as the "Nixxo Balance Sheet Date."

      6.8. TAXES.

            (a) Nixxo (i) has filed (or, in the case of Tax Returns not yet due, will file) with the appropriate governmental agencies all material Tax Returns required to be filed on or before the Effective Time and all such Tax Returns filed were true, correct and complete in all material respects, and (ii) has paid (or, in the case of Taxes not yet due, will pay), all Taxes shown on such Tax Returns.

            (b) Nixxo has (i) duly paid or caused to be paid all material Taxes and all Taxes shown on Tax Returns that are or were due, except to the extent that a sufficient reserve for Taxes has been reflected on the Nixxo Balance Sheet and (ii) provided a sufficient reserve on the Nixxo Balance Sheet for the payment of all Taxes not yet due and payable.

            (c) No deficiency in respect of any Taxes which has been assessed against Nixxo remains unpaid, except for Taxes being contested in good faith, and Nixxo has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against Nixxo with respect to any Taxes.

            (d) Nixxo has not extended or waived the application of any applicable statute of limitations of any jurisdiction regarding the assessment or collection of any Tax or any Tax Return.

            (e) There are no liens for Taxes upon any assets of Nixxo except for liens for current Taxes not yet due.

            (f) Nixxo has to its knowledge (i) complied with all material provisions of the Code relating to the withholding and payment of Taxes and (ii) has made all deposits required by applicable Law to be made with respect to employees' withholding and other payroll, employment or other withholding or related Taxes.

            (g) Nixxo is not a party to any contract, agreement, plan or arrangement that, individually or in the aggregate, or when taken together with any payment that may be made under this Agreement or any agreements contemplated hereby, could give rise to the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

            (h) Nixxo is not a party to any agreement relating to the allocating or sharing of the payment of, or Liability for, Taxes for any period (or portion thereof).

            (i) To Nixxo's knowledge, Nixxo has never been a member of an affiliated group of corporations (within the meaning of Section 1504 of the Code).

      6.9. TITLE TO ASSETS AND RELATED MATTERS. Nixxo has good and marketable title to its part of the Nixxo Assets, free from any Encumbrances except (a) any Encumbrance in favor of Nixxo, (b) items described in any notes to the consolidated financial statements of Nixxo contained in Nixxo's Financial Statements, (c) minor matters that would not have a Material Adverse Effect, and
(d) constitutional and statutory liens arising from the obligation to pay for the provision of materials or services not yet in Default and Taxes not yet due.

      6.10. REAL PROPERTY. All material real estate leased by Nixxo as of the date hereof and used in the operation of the Nixxo Business are disclosed in the Nixxo Financial Statements. As of the date hereof, Nixxo does not own any real property.

      6.11. CONTRACTS AND COMMITMENTS. Each Contract providing for payments in excess of $60,000 to which Nixxo is a party (i) is legal, valid, binding and enforceable against Nixxo except as otherwise limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific performance or other equitable relief is available only at the discretion of the court before which enforcement is sought, and (ii) Nixxo, and to Nixxo's knowledge, any other party, is not in Default under any such Contract, other than in the case of (i) and (ii) above where the failure to be so would not have a Material Adverse Effect.

      6.12. LEGAL PROCEEDINGS; COMPLIANCE WITH LAW; GOVERNMENTAL PERMITS. There is no Litigation that is pending or, to Nixxo's knowledge, threatened against Nixxo that would have a Material Adverse Effect. To Nixxo's knowledge, Nixxo is and has been in compliance with all applicable Laws, including Environmental Laws and applicable securities laws, except where the failure to be in compliance would not have a Material Adverse Effect. There has been no Default under any Laws applicable to Nixxo, including Environmental Laws, except for any Defaults that would not have a Material Adverse Effect. There has been no Default with respect to any Court Order applicable to Nixxo. Nixxo has not received any written notice and, to the knowledge of Nixxo, no other communication has been received to the effect that it is not in compliance with any applicable Laws, and Nixxo has no reason to believe that any presently existing circumstances are likely to result in violations of any applicable Laws, except to the extent that such failures to comply or violations would not have a Material Adverse Effect. To Nixxo's knowledge, there is no Environmental Condition at any property presently or formerly owned or leased by Nixxo which is reasonably likely to have a Material Adverse Effect. Nixxo has all Governmental Permits required in connection with the operation of its Business, all of which are in full force and effect, except where the failure to obtain any such Governmental Permit or of any such Governmental Permit to be in full force and effect, would not have a Material Adverse Effect. Nixxo has complied, in all material respects, with all of its Governmental Permits, except where the failure to so comply would not have a Material Adverse Effect.

      6.13. EMPLOYEE RELATIONS. Nixxo is not (a) a party to, involved in or, to Nixxo's knowledge, threatened by, any labor dispute or unfair labor practice charge, or (b) currently negotiating any collective bargaining agreement, and Nixxo has not experienced any work stoppage during the last three years.

      6.14. ERISA.

            (a) Nixxo has delivered to Harmony (i) accurate and complete copies of all Benefit Plans sponsored or maintained by Nixxo or under which Nixxo may be obligated for its employees, directors or independent contractors ("Nixxo Benefit Plans") and of any summary plan descriptions, summary annual reports and insurance contracts relating thereto, (ii) accurate and complete detailed summaries of all unwritten Nixxo Benefit Plans, (iii) accurate and complete copies of the most recent financial statements and actuarial reports with respect to all Nixxo Benefit Plans for which financial statements or actuarial reports are required or have been prepared and (iv) accurate and complete copies of all annual reports for all Nixxo Benefit Plans (for which annual reports are required) prepared within the last two years.

            (b) All Nixxo Benefit Plans conform in all material respects to, and are being administered and operated in material compliance with, the requirements of ERISA, the Code and all other applicable Laws, including applicable Laws of foreign jurisdictions. There have not been any "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA involving any of the Nixxo Benefit Plans, that could subject Nixxo to any material penalty or tax imposed under the Code or ERISA.

            (c) Any Nixxo Benefit Plan that is intended to be qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and such determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably likely to affect adversely such qualification or exemption, or result in the imposition of excise taxes or income taxes on unrelated business income under the Code or ERISA with respect to any Nixxo Benefit Plan.

            (d) To Nixxo's knowledge, (i) Nixxo has no current or contingent obligation to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and (ii) neither Nixxo nor any entity that has been treated as a single employer with Nixxo under Sections 414(b), (c), (m) or (o) of the Code, has any liability, contingent or otherwise, under Title IV of ERISA or Section 412 of the Code.

            (e) There are no pending or, to the knowledge of Nixxo, threatened claims by or on behalf of any Nixxo Benefit Plans, or by or on behalf of any individual participants or beneficiaries of any Nixxo Benefit Plans, alleging any breach of fiduciary duty on the part of Nixxo or any of the officers, directors or employees of Nixxo under ERISA or any other applicable Regulations, or claiming benefit payments other than those made in the ordinary operation of such plans, or alleging any violation of any other applicable Laws. To Nixxo's knowledge, the Nixxo Benefit Plans are not the subject of any investigation, audit or action by the Internal Revenue Service, the Department of Labor or the PBGC. Nixxo has made all required contributions under the Nixxo Benefit Plans including the payment of any premiums payable to the PBGC and other insurance premiums.

            (f) With respect to any Nixxo Benefit Plan that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Nixxo Welfare Plan"), (i) each Nixxo Welfare Plan for which contributions are claimed as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to an Nixxo Welfare Plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under
Section 4976(a) of the Code, and (iii) any Nixxo Benefit Plan that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, with all of the material requirements of Section 4980B of the Code, ERISA, Title XXII of the Public Health Service Act and the applicable provisions of the Social Security Act.

            (g) The execution of this Agreement and the performance of the Transactions will not (either alone or in combination with the occurrence of any additional or subsequent events) constitute an event under any Nixxo Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of Nixxo.

      6.15. PATENTS, TRADEMARKS, ETC. To Nixxo's knowledge, Nixxo does not infringe upon or unlawfully or wrongfully use any Intellectual Property owned or claimed by another Person and no Person infringes on or wrongfully uses any Intellectual Property owned or claimed by Nixxo, except for those situations that would not have a Material Adverse Effect. To Nixxo's knowledge, Nixxo owns or has valid rights to use all Intellectual Property used in the conduct of its business, or proposed to be used in its business as proposed to be conducted, except where the failure to have valid rights to use such Intellectual Property will not have a Material Adverse Effect, free and clear of all Encumbrances, other than Encumbrances which would not have a Material Adverse Effect.

      6.16. ABSENCE OF CERTAIN CHANGES. Since the Nixxo Balance Sheet Date, Nixxo has conducted the Nixxo Business in the ordinary course, and, as of the date hereof, there has not been:

            (a) any Material Adverse Effect on the Nixxo Business;

            (b) any distribution or payment declared or made in respect of Nixxo's capital stock by way of dividends, purchase or redemption of shares or otherwise;

            (c) any increase in the compensation payable or to become payable to any current director or officer of Nixxo, except for merit and seniority increases for employees made in the ordinary course of business, nor any material change in any existing employment, severance, consulting arrangements or any Nixxo Benefit Plan;

            (d) any sale, assignment or transfer of any Nixxo Assets, or any additions to or transactions involving any Nixxo Assets, other than those made in the ordinary course of business or those solely involving Nixxo;

            (e) other than in the ordinary course of business, any waiver or release of any material claim or right or cancellation of any material debt held by Nixxo;

            (f) any change in practice with respect to Taxes, or any election, change of any election, or revocation of any election with respect to Taxes, or any settlement or compromise of any dispute involving a Tax liability;

            (g) (i) any creation, or assumption of, any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facility or in the ordinary course of business
(ii) any assumption, granting of guarantees, endorsements or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or (iii) any loans, advances or capital contributions to, or investments in, any other Person except its Wholly-Owned Subsidiaries;

            (h) any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (i) other than in the ordinary course of business, any authorization, recommendation, proposal or announcement of an intention to authorize, recommend or propose, or enter into any Contract with respect to, any
(i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities, (iii) disposition or Encumbrance of a material amount of assets or securities, (iv) merger or consolidation or
(v) material change in its capitalization; or

            (j) any change in accounting procedure or practice.

      6.17. CORPORATE RECORDS. The minute books of Nixxo contain accurate, complete and current copies of all Charter Documents and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders.

      6.18. FINDER'S FEES. No Person is or will be entitled to any commission, finder's fee or other payment in connection with the Transactions based on arrangements made by or on behalf of Nixxo.

      6.19 NO MATERIAL MISSTATEMENTS. No statement by Nixxo contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact which is necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII
                                INVESTMENT INTENT

      7.1. INVESTMENT INTENT. In connection with the Closing, each Nixxo Shareholder shall execute and deliver to the Merged Company a letter, the form of which is reasonably acceptable to Harmony, which will state that the person acquiring the Merged Company Shares in the Merger is acquiring the Merged Company Shares for investment and not with a view for the distribution of the Merged Company Shares except in compliance with Section 5 of the Securities Act, and such other representations as is reasonably necessary for the issuance of the Merged Company Shares to comply with Rule 506 under the Securities Act. The Merged Company Shares will be issued in compliance with the Securities Act of 1933 and all applicable state securities Laws.

                                  ARTICLE VIII
                            COVENANTS OF THE PARTIES

      8.1 [Reserved]

      8.2. NO SOLICITATION.

            (a) From and after the date hereof until earlier of the Effective Date or the date this Agreement is terminated under Article XVII, Harmony, without the prior written consent of Nixxo, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) from any Person, or engage in any discussion or negotiations relating thereto or accept any

Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Harmony may at any time prior to the time Harmony's stockholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with any Harmony Company or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Harmony and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the Harmony Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by Harmony's Board of Directors after consultation with its legal and financial advisors) and (y) Harmony's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, Harmony (x) provides prompt notice to Nixxo to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and
(y) receives from such Person an executed confidentiality agreement in reasonably customary form. Harmony shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Harmony or its Party Representatives with respect to the foregoing. Harmony shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and Harmony's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. Harmony shall immediately notify Nixxo orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Nixxo informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal), and shall give Nixxo two (2) Business Days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms). As used herein, "Acquisition Proposal" shall mean a bona fide proposal or offer (other than by Nixxo) for a tender or exchange offer, merger, consolidation or other business combination involving Harmony or any Subsidiary thereof, of any proposal to acquire in any manner a substantial equity interest in, or a substantial amount of the assets of, Harmony or any such Subsidiary.

            (b) From and after the date hereof until earlier of the Effective Date or the date this Agreement is terminated under Article XVII, Nixxo, without the prior written consent of

Harmony, will not, and will not authorize or permit any of its Subsidiaries or its Party Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined above) from any Person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, Nixxo may at any time prior to the time the Shareholders shall have voted to approve this Agreement, engage in discussions or negotiations with a third party who (without any solicitation, initiation, encouragement, discussion or negotiation, directly or indirectly, by or with Nixxo or its Party Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning Nixxo and its Business and Assets if, and only to the extent that, (i)(x) the third party has first made an Acquisition Proposal that is (as determined in good faith by the Nixxo Board of Directors after consultation with its legal and financial advisor) financially superior to the Transactions and has demonstrated that the funds necessary for the Acquisition Proposal are reasonably likely to be available and the Acquisition Proposal is reasonably capable of consummation in accordance with its terms (as determined in good faith in each case by Nixxo's Board of Directors after consultation with its legal and financial advisors) and (y) Nixxo's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law and (ii) prior to furnishing such information to or entering into discussions or negotiations with such Person, Nixxo (x) provides prompt notice to Harmony to the effect that it is furnishing information to or entering into discussions or negotiations with such Person and (y) receives from such Person an executed confidentiality agreement in reasonably customary form. Nixxo shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Persons conducted heretofore by Nixxo or its Party Representatives with respect to the foregoing. Nixxo shall not release any third party from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another Person who has made an Acquisition Proposal, unless such Person has made an Acquisition Proposal meeting the criteria set forth in clause (a)(i)(x) above and Nixxo's Board of Directors shall conclude in good faith, after considering applicable provisions of applicable Law, on the basis of advice of its counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law. Nixxo shall immediately notify Harmony orally (with a prompt written confirmation) of any such inquiries, offers or proposals (including the terms and conditions of any such proposal and the identity of the Person making it and shall provide copies of any such written inquiries, offers or proposals), shall keep Harmony informed of the status and details of any such inquiry, offer or proposal (and agrees that any material modification of the terms of an inquiry or proposal shall constitute a new inquiry or proposal) , and shall give Harmony two (2) Business Days' advance notice of any agreement to be entered into with, or any information to be supplied to, any Person making such inquiry, offer or proposal (no such agreement, other than a confidentiality agreement as set forth in this Section, to be executed or agreed prior to the termination of this Agreement in accordance with its terms).

      8.3. NOTIFICATION OF CERTAIN MATTERS. Each of the Harmony Parties and Nixxo shall give prompt notice to each other of the following:

            (a) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (ii) directly or indirectly, any Material Adverse Effect;

            (b) any material failure of such Party, or any officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; and

      8.4. ACCESS TO INFORMATION.

            (a) From the date hereof to the Effective Time, the Harmony Parties and Nixxo shall, and shall cause its respective Subsidiaries, and its officers, directors, employees, auditors, counsel and agents to afford the officers, employees, auditors, counsel, financial advisors and agents of the other Party complete access at all reasonable times to such Party's and its Subsidiaries' officers, employees, auditors, counsel, agents, properties, offices and other facilities and to all of their respective books and records, and shall furnish the other with all financial, operating and other data and information as such other Party may reasonably request.

            (b) All information so received from the other Party shall be deemed received pursuant to the confidentiality agreement provisions in the Letter of Intent dated August 31, 2000 heretofore executed and delivered by Nixxo and Harmony (the "Confidentiality Agreement"), and each such Party shall, and shall cause its Subsidiaries and each of its and their respective officers, directors, employees, auditors, counsel, financial advisors and agents ("Party Representatives"), to comply with the provisions of the Confidentiality Agreement with respect to such information. The provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

      8.5. PUBLIC ANNOUNCEMENTS. Harmony and Nixxo (a) shall use all reasonable efforts to develop a joint communications plan and each Party shall use all reasonable efforts to ensure that all press releases and other public statements with respect to the Transactions shall be consistent with such joint communications plan or, to the extent inconsistent therewith, shall have received the prior written approval of the other and (b) before issuing any press release or otherwise making any public statements with respect to the Transactions, will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except for each of (a) and (b) above as may be required by Law.

      8.6. COOPERATION. Upon the terms and subject to the conditions hereof, each of the Parties shall use its commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable to consummate as promptly as practicable the Transactions and shall use its commercially reasonable efforts to obtain all Harmony

Required Consents and Nixxo Required Consents, and to effect all necessary filings under the Securities Act and the Exchange Act. Without limiting the generality of the foregoing, each Party shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to fulfill the conditions herein to the extent that the fulfillment thereof is within a Party's control.

      8.7. REORGANIZATION. From and after the date hereof and until the Effective Time, neither Harmony or Nixxo, nor any of their respective Subsidiaries shall knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Notwithstanding that there is no guaranty of qualification, the Parties agree that the Merger is intended to be a tax-free reorganization under Section 368 of the Code, and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under such section of the Code.

                                   ARTICLE IX
                              COVENANTS OF HARMONY

      9.1. OPERATION OF THE BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by Nixxo, during the period from the date of this Agreement to the Effective Time, Harmony and its Subsidiaries will conduct their operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect their ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the Harmony Disclosure Schedule, prior to the Effective Time, neither Harmony nor any of its Subsidiaries will, without the prior written consent of Nixxo:

            (a) amend its Charter Documents or bylaws (or similar organizational documents);

            (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than as set forth in this Agreement;

            (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its or its Subsidiaries' securities or modify any of the terms of any such securities;

            (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business or as otherwise may be contractually required and disclosed in the Harmony Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

            (e) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (f) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

            (g) change any material accounting or Tax procedure or practice;

            (h) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

            (i) compromise, settle or otherwise modify any material claim or litigation not identified in the Harmony Disclosure Schedule; or

            (j) commit or agree to do any of the foregoing.

      9.2. MAINTENANCE OF THE ASSETS. Harmony shall, and shall cause each other Harmony Company to, use its reasonable best efforts to continue to maintain and service the Harmony Assets consistent with past practice. Harmony shall not, and shall cause each other Harmony Company not to, directly or indirectly, sell or encumber all or any part of the Harmony Assets, other than sales in the ordinary course of business or sales to or Encumbrances in favor of any other Harmony Company, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

      9.3. CERTAIN TAX MATTERS. From the date hereof until the Effective Time,
(a) Harmony and each of its Subsidiaries will prepare and file, in the manner required by applicable Law, all Tax Returns (the "Post-Signing Returns") required to be filed under applicable Law; (b) Harmony and each of its Subsidiaries will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) Harmony and each of its Subsidiaries will make provision for all Taxes payable by Harmony and/or any such Subsidiary under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) Harmony will promptly notify Nixxo in writing of any action, suit, proceeding, claim or audit pending against or with respect to Harmony or any of its Subsidiaries in respect of any Tax that is not disclosed on the Harmony Disclosure Schedule.

      9.4. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the NBCL (i) prohibits or restricts Harmony's ability to perform its obligations under this Agreement or any party's ability to consummate the Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, then Harmony shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

      9.5. EXPENSES. Harmony shall pay all of the legal, accounting and other expenses incurred by Harmony in connection with the Transactions.

      9.6. HARMONY STOCKHOLDER MEETING. Harmony shall cause a meeting of its stockholders or action by written consent (the "Harmony Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the amendment to Harmony's Charter Documents to effectuate the change of Harmony's name to such name as designated by Nixxo effective at the Effective Time as required by the NBCL. Subject to their fiduciary duties, the directors of Harmony shall recommend such adoption by Harmony's stockholders of the other matters to be voted upon.

                                    ARTICLE X
                               COVENANTS OF NIXXO

      10.1. OPERATION OF THE BUSINESS. Except as contemplated by this Agreement or as expressly agreed to in writing by Harmony, during the period from the date of this Agreement to the Effective Time, Nixxo will conduct its operations only in the ordinary course of business consistent with sound financial, operational and regulatory practice, and will take no action which would materially adversely affect its ability to consummate the Transactions. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or except as disclosed in the Nixxo Disclosure Schedule, prior to the Effective Time, Nixxo will not, without the prior written consent of Harmony:

            (a) amend its Charter Documents or bylaws (or similar organizational documents);

            (b) authorize for issuance, issue, sell, deliver, grant any options for, or otherwise agree or commit to issue, sell or deliver any shares of its capital stock or any other securities, other than as described in this Agreement;

            (c) recapitalize, split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock; or purchase, redeem or otherwise acquire any of its securities or modify any of the terms of any such securities;

            (d) (i) create, incur, assume or permit to exist any long-term debt or any short-term debt for borrowed money other than under existing notes payable, lines of credit or other credit facilities or in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person or as otherwise may be contractually required and disclosed in the Nixxo Disclosure Schedule; or (iii) make any loans, advances or capital contributions to, or investments in, any other Person;

            (e) (i) amend any Nixxo Benefit Plan or (ii) except in the ordinary course of business consistent with usual practice or established policy (a) increase in any manner the rate of compensation of any of its directors, officers or other employees everywhere, except for increases in the ordinary course of business; (b) pay or agree to pay any bonus, pension, retirement allowance, severance or other employee benefit except as required under currently existing Nixxo Benefit Plans disclosed in the Nixxo Disclosure Schedule or in the ordinary course of business; or (c) amend, terminate or enter into any employment, consulting, severance, change in control or similar agreements or arrangements with any of its directors, officers or other employees;

            (f) enter into any material agreement, commitment or contract, except agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business;

            (g) other than in the ordinary course of business, authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any Contract with respect to, any (i) plan of liquidation or dissolution, (ii) acquisition of a material amount of assets or securities,
(iii) disposition or Encumbrance of a material amount of assets or securities,
(iv) merger or consolidation or (v) material change in its capitalization;

            (h) change any material accounting or Tax procedure or practice;

            (i) take any action the taking of which, or knowingly omit to take any action the omission of which, would cause any of the representations and warranties herein to fail to be true and correct in all material respects as of the date of such action or omission as though made at and as of the date of such action or omission;

            (j) compromise, settle or otherwise modify any material claim or litigation not identified in the Nixxo Disclosure Schedule; or

            (k) commit or agree to do any of the foregoing.

      10.2. NIXXO SHAREHOLDER MEETING. Nixxo shall cause a meeting of the Nixxo Shareholders (the "Nixxo Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement and the Merger as required by the CGCL. Subject to their fiduciary duties, the directors of Nixxo shall recommend such adoption of this Agreement and the Merger by Nixxo's stockholders. In connection with such meeting, Nixxo (a) will mail to its stockholders as promptly as practicable all required materials for such meeting, (b) will use all reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Transactions, and (c) will otherwise comply with all legal requirements applicable to such meeting.

      10.3. MAINTENANCE OF THE ASSETS. Nixxo shall use its reasonable best efforts to continue to maintain and service the Nixxo Assets consistent with past practice. Nixxo shall not directly or indirectly, sell or encumber all or any part of the Nixxo Assets, other than sales in the ordinary course of business or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

      10.4. EMPLOYEES AND BUSINESS RELATIONS. Nixxo shall use commercially reasonable efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others having business relations with it.

      10.5. EXPENSES. Nixxo shall pay all of the legal, accounting and other expenses incurred by Nixxo in connection with the Transactions.

      10.6. CERTAIN TAX MATTERS. From the date hereof until the Effective Time,
(a) Nixxo will prepare and file, in the manner required by applicable Law, all Post-Signing Returns required to be filed under applicable Law; (b) Nixxo will timely pay all Taxes shown as due and payable on such Post-Signing Returns that are so filed; (c) Nixxo will make provision for all Taxes payable by Nixxo under applicable Law for which no Post-Signing Return is due prior to the Effective Time; and (d) Nixxo will promptly notify Harmony in writing of any action, suit, proceeding, claim or audit pending against or with respect to Nixxo in respect of any Tax that is not disclosed on the Nixxo Disclosure Schedule.

      10.7. STATE ANTI-TAKEOVER LAW. If any "business combination," "moratorium," "control share," "fair price," "interested shareholder," "affiliated transaction" or other anti-takeover statute or regulation under the CGCL (i) prohibits or restricts Nixxo's ability to perform its obligations under this Agreement or any party's ability to consummate the Nixxo Merger or the other transactions contemplated hereby or thereby, or (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof or thereof, then Nixxo shall use its best efforts to obtain any necessary consents or approvals so that the foregoing shall not apply.

                                   ARTICLE XI
                             POST-CLOSING COVENANTS

      11.1. APPOINTMENT TO THE BOARD OF DIRECTORS OF THE MERGED COMPANY. At the Effective Time, the size of the Merged Company Board of Directors shall be five. Four of the Merged Company Board of Directors shall be designated by Nixxo at or prior to the closing and one of Merged Company Board of Directors shall be designated by Harmony.

      11.2 [Reserved]

      11.3. INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE. The Merged Company shall (a) maintain in effect the current provisions regarding indemnification of officers and directors contained in the Charter Documents and bylaws of Harmony, and (b) indemnify the directors and officers of Harmony to the fullest extent to which Harmony is permitted to indemnify such officers and directors under its Charter Documents and bylaws and applicable Law as in effect immediately prior to the Effective Time.

                                   ARTICLE XII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES

      The respective obligations of each Party to consummate the Merger and the other Transactions shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      12.1. LEGALITY. All required governmental approvals shall have been obtained and any applicable waiting periods, shall have expired. No Law or Court Order shall have been enacted, entered, promulgated or enforced by any court or governmental entity that is in effect and that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger and no legal action shall be pending or threatened which is reasonably likely to have a Material Adverse Effect on Party.

      12.2. FAIRNESS OPINION. An investment banking firm reasonably acceptable to Harmony will have delivered to Harmony's Board of Directors its opinion reasonably satisfactory to Harmony's Board of Directors to the effect that on the date of the opinion the Merger and the other Transactions contemplated herein, as a whole, is fair from a financial point of view to the Harmony Stockholders.

      12.3. APPROVAL BY NIXXO SHAREHOLDERS. This Agreement shall have been approved and adopted by the shareholders of Nixxo in accordance with the CGCL and its Charter Documents.

                                  ARTICLE XIII
                                   [RESERVED]

                                   ARTICLE XIV
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF NIXXO

      The obligations of Nixxo to consummate the Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

      14.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Harmony Parties contained in this Agreement shall be true and correct on the date hereof and

(except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

      14.2. AGREEMENTS, CONDITIONS AND COVENANTS. The Harmony Parties shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.

      14.3. CERTIFICATES. Nixxo shall have received a certificate of an executive officer of Harmony to the effect set forth in Sections 14.1, 14.2 and 14.5, respectively, and a certificate of an executive officer verifying the Charter Documents and bylaws and the incumbency of the officers.

      14.4. REQUIRED CONSENTS. Harmony shall have obtained all consents ("Harmony Required Consents") from third parties the absence of which would result in a Material Adverse Effect on the Harmony Companies.

      14.5. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on Harmony or the Harmony Companies taken as a whole.

      14.6. ANCILLARY DOCUMENTS. Each Harmony Party shall have tendered executed copies of the Transaction Documents to which it is intended to be a party.

      14.7. BOARD RECOMMENDATION. The Board of Directors of Harmony will have approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to the Harmony Stockholder.

      14.8. RELEASES FROM HARMONY BOARD. Each of the members of the Board of Directors of Harmony shall have delivered to Nixxo (i) such director's resignation as a director of Harmony, (ii) such director's resignation as an officer of Harmony, if applicable, (iii) release of Harmony from any obligation under any employment or consulting agreement with such director, and (iv) release of Harmony from any other obligation of Harmony to such director, except any rights such director has under Section 11.3.

      14.9 FINANCING. Harmony shall have raised in a private placement of the sale of a maximum of 2,200,000 shares of Nixxo Common Stock at an offering price of not less than $5.25 per share, before giving effect to Harmony's three-for-one forward common stock split.

                                   ARTICLE XV
           CONDITIONS PRECEDENT TO OBLIGATIONS OF THE HARMONY PARTIES

      The obligations of the Harmony Parties to consummate the Merger and the Transactions and the obligations of the Harmony Parties to consummate the Nixxo Merger and the Transactions shall be subject to the satisfaction or waiver, on or before the Effective Time, of each of the following conditions:

      15.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Nixxo contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date.

      15.2. AGREEMENTS, CONDITIONS AND COVENANTS. Nixxo shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time. Nixxo shall provide the written consent of Nixxo's independent accountant's reports in the Nixxo Financial Statements, if necessary under the Securities Act or Exchange Act.

      15.3. CERTIFICATES. Harmony shall have received a certificate of an executive officer of Nixxo to the effect set forth in Sections 15.1, 15.2 and 15.5, respectively, and a certificate of an executive officer verifying the Charter Documents and bylaws and the incumbency of the officers.

      15.4. REQUIRED CONSENTS. Nixxo shall have obtained all consents ("Nixxo Required Consents") from third parties the absence of which would result in a Material Adverse Effect on Nixxo.

      15.5. MATERIAL ADVERSE EFFECT. There shall have been no Material Adverse Effect on Nixxo.

      15.6. ANCILLARY DOCUMENTS. Nixxo shall have tendered executed copies of the Transaction Documents to which it is intended to be a party.

      15.7. BOARD RECOMMENDATION. The Board of Directors of Nixxo will have (a) approved and adopted this Agreement, including the Merger and the other Transactions, and determined that the Merger is fair to the stockholders of Nixxo, and (b) subject to fiduciary obligations of the Nixxo Board of Directors, resolved to recommend approval and adoption of this Agreement, including the Merger and the other Transactions, by the shareholder of Nixxo.

                                   ARTICLE XVI
                                 INDEMNIFICATION

      16.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in Articles V and VI in this Agreement, notwithstanding any investigation at any time made by or on behalf of any party hereto, and in any certificate delivered in connection herewith with respect to any of those representations and warranties, will terminate on the Effective Date.

      16.2. INDEMNIFICATION OF NIXXO INDEMNIFIED PARTIES. Harmony covenants and agrees that it will indemnify each Nixxo Indemnified Party against, and hold each Nixxo Indemnified Party harmless from and in respect of, all claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the Harmony Companies or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of the Harmony Companies under this Agreement to be performed prior to the Closing or (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Harmony and its Subsidiaries, or any of them, which is provided to Nixxo or its counsel in writing by the Harmony or (B) any omission or alleged omission to state therein a material fact relating to Harmony and its Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Nixxo or its counsel by Harmony after a written request therefor (each damage claim described in Section 16.2 being a "Nixxo Indemnified Loss"). Once the occurrence of a breach of any representations or warranties has been established, damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

      16.3. INDEMNIFICATION OF HARMONY INDEMNIFIED PARTIES. Nixxo covenants and agrees that it will indemnify each Harmony Indemnified Party against, and hold each Harmony Indemnified Party harmless from and in respect of, all claims that arise from, are based on, arise out of, or are attributable to (i) any breach of the representations and warranties of the Nixxo Companies or in certificates delivered in connection herewith; (ii) the nonfulfillment of any covenant or agreement on the part of the Nixxo Companies under this Agreement to be performed prior to the Closing or (iii) any liability under the Securities Act, the Exchange Act or other applicable Law which arises out of or is based on (A) any untrue statement or alleged untrue statement of a material fact relating to Nixxo and its Subsidiaries, or any of them, which is provided to Harmony or its counsel in writing by the Nixxo Companies or (B) any omission or alleged omission to state therein a material fact relating to Nixxo and its Subsidiaries, or any of them, required to be stated therein or necessary to make the statements therein not misleading, and not provided to Harmony or its counsel by Nixxo after a written request therefor (each damage claim described in Section 16.3 being a "Harmony Indemnified Loss"). Once the occurrence of a breach of any representations or warranties has been established, damages shall be calculated without regard to whether such breach caused a Material Adverse Effect.

      16.4. CONDITIONS OF INDEMNIFICATION.

            (a) All claims for indemnification under this Agreement (except
Article VII) shall be asserted and resolved as follows in this Section 16.4. The provisions of Article XVI shall be the sole manner by which the Indemnified Party shall assert any claim against the Indemnifying Party that does not involve a Third Party Claim, including without limitation any claim for breach of this Agreement.

            (b) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying

Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 16.1, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XVI with respect to that Third Party Claim and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

            (c) If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 16.4(c) and the Indemnified Party will furnish the Indemnifying Party with all information in its possession, subject to a confidentiality agreement, with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that (i) purports to limit the activities of, or otherwise restrict in any way, any Indemnified Party or any Affiliate of any Indemnified Party, (ii) involves a guilty plea to any crime or (iii) involves a fine or penalty, whether or not paid by the Indemnifying Party, without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party, to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
Section 16.4(c) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party (provided that such expenses are reasonable), and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

            (d) If the Indemnifying Party (i) within the Election Period (A) disputes its potential liability to the Indemnified Party under this Article XVI, (B) elects not to defend the Indemnified Party pursuant to Section 16.4(c) or (C) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 16.4(c) or (ii) elects to defend the Indemnified Party pursuant to Section 16.4(c) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (provided that such expenses are reasonable) (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XVI and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 16.4 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 16.4(d), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

            (e) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to that claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute within 30 days after notice of a dispute is given.

            (f) Payments of all amounts owing by an Indemnifying Party pursuant to this Article XVI relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 16.4(e) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

      16.5. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

                                  ARTICLE XVII
                                   TERMINATION

      17.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time before the Effective Time, in each case as authorized by the respective Boards of Directors of the Parties:

            (a) By mutual written consent of each of Harmony and Nixxo;

            (b) By Harmony or Nixxo if the Merger shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement under this Section 17.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

            (c) By Harmony or Nixxo if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a Court Order (which Court Order the Parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the Transactions, and such Court Order shall have become final and nonappealable;

            (d) By Nixxo if Harmony shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by Harmony shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Harmony's obligations to consummate the transactions contemplated hereby;

            (e) By Harmony if Nixxo shall have breached, or failed to comply with, in any material respect, any of its obligations under this Agreement or any representation or warranty made by it shall have been incorrect in any material respect when made, and such breach, failure or misrepresentation is not cured within 20 days after notice thereof, and in either case, any such breaches, failures or misrepresentations, individually or in the aggregate, results or would reasonably be expected to result in a failure to satisfy a condition to Nixxo's obligations to consummate the transactions contemplated hereby;

            (f) By Harmony if at the Harmony Stockholder Meeting (including any adjournment thereof) the matters required to be approved at the Harmony Stockholder Meeting shall fail to be approved and adopted by the affirmative vote of the stockholders of Harmony as required under the NBCL;

            (g) By Nixxo if at the Nixxo Shareholder Meeting (including any adjournment thereof) this Agreement and the Merger shall fail to be approved and adopted by the affirmative vote of the stockholders of Nixxo as required under the CGCL;

            (h) By Harmony, prior to the approval of this Agreement by the stockholders of Harmony, upon five days notice to Nixxo, if, as a result of an Acquisition Proposal received by Harmony from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of Harmony determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination Harmony executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of Harmony shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Nixxo pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) Harmony shall have provided Nixxo with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(a) hereof (including making the finding contemplated by Section 8.2(a)(x) hereof) and (y) Harmony shall, and shall cause its financial and legal advisors to, negotiate with Nixxo to make such adjustments in the terms and conditions of this Agreement as would enable Harmony to proceed with the Transactions;

            (i) By Nixxo, prior to the approval of this Agreement by the stockholders of Nixxo, upon five days notice to Harmony, if, as a result of an Acquisition Proposal received by Nixxo from a Person other than a Party to this Agreement or any of its Affiliates, the Board of Directors of Nixxo determines in good faith that its fiduciary obligations under applicable Law require that such Acquisition Proposal be accepted; provided, however, that (i) immediately following such termination Nixxo executes with such third party a definitive agreement to implement such Acquisition Proposal, (ii) the Board of Directors of Nixxo shall have concluded in good faith, after considering applicable provisions of applicable Law and after giving effect to all concessions which may be offered by Harmony pursuant to clause (iii) below, on the basis of advice of counsel, that such action is necessary for the Board of Directors to act in a manner consistent with its fiduciary duties under applicable Law, and (iii) prior to any such termination, (x) Nixxo shall have provided Harmony with five days' notice of the terms of the proposal and otherwise complied with Section 8.2(b) hereof (including making the finding contemplated by Section 8.2(b)(i)(x) hereof) and (y) Nixxo shall, and shall cause its financial and legal advisors to, negotiate with Harmony to make such adjustments in the terms and conditions of this Agreement as would enable Nixxo to proceed with the Transactions.

            (j) By Harmony if the Board of Directors of Nixxo shall withdraw, modify or change its recommendation of this Agreement or the Merger or shall have failed to reaffirm its recommendation within five Business Days of Harmony's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

            (k) By Nixxo if the Board of Directors of Harmony shall withdraw, modify or change its recommendation of this Agreement or the Merger or shall have failed to reaffirm its recommendation within five Business Days of Nixxo's request that it do so or shall have recommended or issued a neutral recommendation (or taken no position) with respect to any Acquisition Proposal.

      17.2. EFFECT OF TERMINATION.

            (a) If this Agreement is terminated pursuant to Section 17.1(a), (b) or (c), this Agreement shall be terminated and there shall be no liability on the part of any of the Parties.

            (b) If this Agreement is terminated by Nixxo pursuant to Section 17.1(d) or (k) or by Harmony pursuant to Section 17.1(f) or (h), then Harmony shall pay Nixxo liquidated damages in the amount of $100,000.

            (c) If this Agreement is terminated by Harmony pursuant to Section 17.1(e) or (j) or by Nixxo pursuant to Section 17.1(g) or (i), then Nixxo shall pay Harmony liquidated damages in the amount of $100,000.

                                  ARTICLE XVIII
                                 GENERAL MATTERS

      18.1. [Reserved]

      18.2. CONTENTS OF AGREEMENT. This Agreement, together with the other Transaction Documents, set forth the entire understanding of the Parties hereto with respect to the Transactions and supersede all prior agreements or understandings among the Parties regarding those matters.

      18.3. AMENDMENT, PARTIES IN INTEREST, ASSIGNMENT, ETC. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the Parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the Parties hereto. No Party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The Parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions. Nothing in this Agreement is intended or will be construed to confer on any Person other than the Parties hereto any rights or benefits hereunder.

      18.4. INTERPRETATION. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including," "includes" or similar words has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, Disclosure Schedule and Exhibit references are to this Agreement unless otherwise specified. The Exhibits and Schedules referred to in this Agreement will be deemed to be a part of this Agreement. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

      18.5. NOTICES. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by a nationally recognized overnight courier upon proof of delivery. Any notices shall be deemed given upon receipt at the address set forth below, unless such address is changed by notice to the other Party hereto:

            If to Nixxo:                   Nixxo Technologies, Inc.
                                           2855 Zanker Road
                                           San Jose, California 95134
                                           Attn: Stanley Kim

            with a required copy to:       Standard Telecom Co., Ltd.
                                           926 Kwanyang 2-Dong
                                           Dongan-Ku
                                           Anyang City, Kyunggi-Do
                                           KOREA 431-062

            If to Harmony:                 Harmony Trading Corp.
                                           275 St. Jacques Street West, Suite 36
                                           Montreal, Quebec, Canada H2Y 1M9
                                           Attn: Henry J. Yersh

            with a required copy to:       Kaplan Gottbetter & Levenson, LLP
                                           630 Third Avenue, 5th Floor
                                           New York, New York 10017
                                           Attn: James G. Smith, Esq.

      18.6. GOVERNING LAW AND VENUE. This Agreement shall be construed and interpreted in accordance with the Laws of the State of New York without regard to its provisions concerning conflict of laws. Any dispute or controversy concerning or relating to this Agreement shall be exclusively resolved in the federal or state courts located in the city, county and state of New York, USA.

      18.7. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      18.8. WAIVERS. Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the Party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

      18.9. MODIFICATION. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

      18.10. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

      18.11. WAIVER OF JURY TRIAL. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the Transactions contemplated by this Agreement. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.11.

      18.12. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

      IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto as of the day and year first written above.


                                       NIXXO TECHNOLOGIES, INC.

                                       By: /s/ SA H. Bang
                                           -------------------------------------
                                       Name:  SA H. BANG, Ph.D.
                                       Title: President & CEO


                                       HARMONY TRADING CORP.

                                       By: /s/ Henry J. Yersa
                                           -------------------------------------
                                       Name:  HENRY J. YERSA
                                       Title: President


                                       NIXXO ACQUISITION CORPORATION

                                       By: /s/ Henry J. Yersa
                                           -------------------------------------
                                       Name:  HENRY J. YERSA
                                       Title:

                              [Schedules Omitted]